Exhibit 1.1

Execution Version

DIVERSIFIED HEALTHCARE TRUST

$500,000,000 Aggregate Principal Amount 4.375% Senior Notes Due 2031

UNDERWRITING AGREEMENT

February 3, 2021

UNDERWRITING AGREEMENT

February 3, 2021

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Mizuho Securities USA LLC

As Representatives of the Several Underwriters

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust), a real estate investment trust organized under the laws of the State of Maryland (the “Company”), proposes to issue and sell to the underwriters named in Schedule A attached hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Mizuho Securities USA LLC are acting as representatives (the “Representatives”), $500,000,000 in aggregate principal amount of its 4.375% Senior Notes Due 2031 (the “Notes”). The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”), jointly and severally by each of the entities named in Schedule B attached hereto (the “Guarantors”), each of which is a subsidiary of the Company. The Notes and the Guarantees are collectively referred to herein as the “Securities.”

The Securities are to be issued pursuant to an indenture dated as of February 18, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture relating to the Securities to be dated as of February 8, 2021 (the “Supplemental Indenture”), among the Company, the Guarantors and the Trustee. The Base Indenture and the Supplemental Indenture are referred to collectively herein as the “Indenture.” Copies of the Indenture, in substantially final form, have been delivered to the Underwriters.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (File No. 333- 225831) (the “Original Registration Statement”), and the Company and the Guarantors have prepared and filed with the Commission a post-effective amendment No. 1 to that shelf registration statement (“Post-Effective Amendment No. 1”) in accordance with the provisions of the Act, in each case including a prospectus relating to the registration of various securities that may be issued from time to time by the Company, including the Notes, and by the Guarantors, including the Guarantees. The Original Registration Statement and Post-Effective Amendment No. 1 have become effective under the Act.

The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the prospectus included in Post-Effective Amendment No. 1 describing the Securities and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriters.

Except where the context otherwise requires, the term “Registration Statement” as used in this Agreement means the shelf registration statement, as amended at the time it became effective for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as part thereof or incorporated by reference or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time; provided however, that the references in this Agreement to the “Registration Statement,” at any given time, mean the shelf registration statement, as amended at such time, including any of such documents or information that are part of the registration statement at such time.

Except where the context otherwise requires, the term “Basic Prospectus” as used in this Agreement means the prospectus dated May 28, 2020 included in Post-Effective Amendment No. 1. Except where the context otherwise requires, the term “Prepricing Prospectus” as used in this Agreement means each preliminary form of the Prospectus (as defined herein) subject to completion, if any, used in connection with the offering of the Securities. Except where the context otherwise requires, the term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Securities, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. Except where the context otherwise requires, the term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule C attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).

“Testing-the-Waters Communication,” as used herein, means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act.

“Written Testing-the-Waters Communication,” as used herein, means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

“Disclosure Package,” as used herein, means the Basic Prospectus, including without limitation the documents incorporated by reference therein as of the time of sale (as defined below), together with any Prepricing Prospectus and the Permitted Free Writing Prospectuses listed on Schedule C.

Any reference in this Agreement to the shelf registration statement, the Original Registration Statement, Post-Effective Amendment No. 1, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, in each case as amended (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference in this Agreement to the term “amend,” “amendment” or “supplement” with respect to the shelf registration statement, the Registration Statement, Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, any Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the effective date of the Original Registration Statement or Post-Effective Amendment No.1, as applicable, or the date of such Basic Prospectus, such Prepricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Underwriters agree as follows:

1.                  Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.5% of the principal amount of the Notes, plus accrued interest, if any, the aggregate principal amount of Notes set forth opposite the name of such Underwriter in Schedule A attached hereto (subject to adjustment in accordance with Section 8 hereof).

The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

As used herein, “business day” shall mean a day on which the Nasdaq Stock Market LLC (the “Nasdaq”) is open for trading.

2.                  Payment and Delivery. Payment of the purchase price for the Notes shall be made to the Company by Federal Funds wire transfer, against delivery of the Notes to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. The Notes shall be delivered in the form of one or more permanent global securities deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Interests in such global security will be held in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 8, 2021 (unless another time shall be agreed to by you or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the “time of purchase.” For purposes of this Agreement, 4:58 P.M., New York City time, on February 3, 2021 shall be referred to as the “time of sale.”

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Notes shall be made at 9:00 A.M., New York City time, at such location(s) as shall be agreed upon by you and the Company on the date of the closing of the purchase of the Notes.

3.                  Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each of the Underwriters as of the date of this Agreement, as of the time of sale and as of the time of purchase, and agree with each of the Underwriters that:

(a)                 no order preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus is in effect and no proceedings for such purpose are pending or, to the knowledge of the Company or the Guarantors, threatened by the Commission or the securities authority of any state or other jurisdiction. The Original Registration Statement and Post-Effective Amendment No. 1 have become effective under the Act; to the knowledge of the Company or the Guarantors after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission or the securities authority of any state or other jurisdiction;

(b)                (i) the Company and the Guarantors are eligible to use Form S-3 and the offering of the Securities complies and will comply with the requirements of Rule 415 under the Act including, without limitation, Rule 415(a)(5); (ii) each part of the Registration Statement, when it became effective, complied, or with respect to any part of the Registration Statement that has not yet become effective, will comply at the time of effectiveness, and as of the date hereof and, as amended or supplemented, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “1939 Act”); (iii) each part of the Registration Statement did not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) each Prepricing Prospectus, if any, complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; (v) the Disclosure Package, as of the time of sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, in all material respects with the requirements of the Act and the 1939 Act; (vii) each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act) and the 1939 Act; (viii) at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of (A) the time of purchase and (B) the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ix) at no time during the period that begins on the date of such Permitted Free Writing Prospectus and continues through the time of the filing of the Prospectus with the Commission did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (x) any individual Written Testing-the-Waters Communication, when considered together with the Disclosure Package as of the time of sale, did not, and as of the time of purchase, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to (i) statements or omissions in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use therein or (ii) the Trustee’s Statement of Eligibility and Qualification on Form T-1 under the 1939 Act;

(c)                (i) neither the Company nor any of the Guarantors has, directly or indirectly, distributed or will distribute any offering material in connection with the offering or sale of the Securities other than the Basic Prospectus, any Prepricing Prospectus, the Permitted Free Writing Prospectuses, if any, and the Prospectus; (ii) neither the Company nor any of the Guarantors has, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; (iii) assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164), (iv) the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, (v) the Prepricing Prospectus dated May 28, 2020 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, (vi) none of the Company, the Guarantors or the Underwriters is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act, (vii) the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement, (viii) the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Securities contemplated hereby is solely the property of the Company;

(d)                 neither the Company nor any Guarantor (A) has alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and otherwise in compliance with the requirements of Rule 163B under the Act and (B) has authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company and the Guarantors reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. Neither the Company nor any Guarantor has distributed or approved for distribution any Written Testing-the-Waters Communications.

(e)                 the Incorporated Documents, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in (i) the Registration Statement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and (ii) any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(f)                  the Indenture has been duly and validly authorized by the Company, the Base Indenture has been duly executed and delivered by the Company and, upon execution and delivery of the Supplemental Indenture by the Company and assuming due execution and delivery by the Trustee, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles; and the Indenture has been duly qualified under the 1939 Act and conforms in all material respects to the description thereof in the Registration Statement, any Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(g)                 the Supplemental Indenture has been duly authorized by each Guarantor and, upon its execution and delivery by each Guarantor, will be a valid and binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles;

(h)                 the Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles, and the Notes will conform in all material respects to the description thereof in the Registration Statement, any Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; the Guarantees have been duly authorized by each of the Guarantors, and, when the Notes have been issued and authenticated in the manner provided for in the Indenture and delivered to the Underwriters against payment of the consideration therefor in accordance with the terms hereof, will constitute valid and binding obligations of each of the Guarantors, in each case enforceable against each of the Guarantors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture and the Guarantees will conform in all material respects to the description thereof in the Registration Statement, any Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(i)                  the Company has, and as of the time of purchase the Company will have, an authorized capitalization as set forth in the Registration Statement, any Prepricing Prospectus and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus); as of the date of this Agreement the Company has an outstanding capitalization as set forth in the Registration Statement, any Prepricing Prospectus and the Prospectus and as of the time of purchase there shall not have been any changes since the date of this Agreement in the Company’s outstanding capitalization, except for differences which are not material; all of the issued and outstanding common shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive or similar right;

(j)                  each of the Company and each Guarantor has been duly formed and is validly existing as a corporation, limited liability company, partnership or real estate investment trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with the requisite corporate, trust, partnership or other power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to execute and deliver this Agreement and to perform its obligations under, or as contemplated under, this Agreement;

(k)                 each of the Company and each Guarantor is duly qualified and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not individually or in the aggregate have a material adverse effect on the business, management, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole, whether or not arising in the ordinary course of business, or on the ability of the Company or the Guarantors to perform their respective obligations under this Agreement, the Indenture or the Securities (a “Material Adverse Effect”);

(l)                  the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity except for (i) the Company’s subsidiaries (as defined in the Act) (the “Subsidiaries”) and (ii) the Company’s beneficial ownership of 10,691,658 shares of common stock of Five Star Senior Living Inc., each as described in the Registration Statement, the Prepricing Prospectus and the Prospectus. The Subsidiaries identified in Schedule D attached hereto (each, a “Significant Subsidiary”) are the only Subsidiaries of the Company that are significant subsidiaries (as such term is defined by Rule 1-02(w) of Regulation S-X) of the Company. Each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate, trust, partnership or other power to acquire and own, lease and operate its properties and to conduct its business, as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect. Each of the Significant Subsidiaries is duly qualified and in good standing to do business in the jurisdictions set forth below the name of such Significant Subsidiary on Schedule E attached hereto, such jurisdictions being the only jurisdictions in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, all of the issued and outstanding capital shares of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are or will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding capital shares of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary;

(m)                this Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

(n)                except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), (i) its Declaration of Trust, charter or bylaws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any Subsidiary is subject or by which any of them or any of their properties is bound or affected or (iii) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries’ properties, except, in the case of clauses (ii) and (iii), for those breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

(o)                 the issuance by the Company of the Notes, the issuance by the Guarantors of the Guarantees, the compliance by the Company and the Guarantors with all of the provisions of this Agreement, the execution, delivery and performance by the Company and the Guarantors of this Agreement, and the consummation of the transactions contemplated herein (including, without limitation, the application of the net proceeds of the offering by the Company as described in the Disclosure Package and the Prospectus) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any property or assets of the Company or the Subsidiaries pursuant to (i) the provisions of the Declaration of Trust or the bylaws of the Company or any Subsidiary or any of the Company’s or any Subsidiary’s other organizational documents, (ii) any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, or (iii) any applicable laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries’ properties, other than, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect;

(p)                 no approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency or with the Nasdaq, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Securities or the consummation by the Company and the Guarantors of the transactions as contemplated hereby (including, without limitation, the application of the net proceeds of the offering by the Company as described in the Prepricing Prospectus and the Prospectus), other than registration of the Notes under the Act, which has been effected, the qualification of the Indenture under the 1939 Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters;

(q)                 no person has the right, contractual or otherwise, to cause the Company to register under the Act any securities of the Company as a result of the filing or effectiveness of the Registration Statement or the sale of Securities contemplated thereby, except for such rights as have been complied with or waived;

(r)                  the accounting firm whose report on the consolidated financial statements of the Company and the Subsidiaries was filed with the Commission as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and is incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus and, if applicable, any Permitted Free Writing Prospectuses, is an independent registered public accountants as required by the Act, the Exchange Act and by the rules of the Public Company Accounting Oversight Board (United States);

(s)                 all legal or governmental proceedings, affiliate or other related party transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of the Variable Interest Entity Topic of the FASB Accounting Standards Codification), contracts, leases or documents of a character required to be described in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Incorporated Document, and all documents required to be filed as an exhibit to the Registration Statement, any Prepricing Prospectus, the Prospectus or any Incorporated Document, have been so described or filed or will be filed prior to the time of purchase as required;

(t)                 except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company, or any of the Subsidiaries is a party or of which any of the Company’s or any of the Subsidiaries’ properties or assets is the subject, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and, to the Company’s and the Guarantors’ knowledge, no such proceedings are threatened or contemplated, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s and the Guarantors’ knowledge, there are no legal or governmental proceedings pending to which any lessee, sublessee or operator of any property of the Company or any Subsidiary or portion thereof is a party, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and no such proceedings are being threatened or contemplated, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the result of which would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received from any governmental authority notice of any violation of any local, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the health care industry (“Health Care Laws”) or relating to human health or safety or the environment or any hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”)), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company’s and the Guarantors’ knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental Laws), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, which would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s and the Guarantors’ knowledge, there is no violation of any local, state or federal law, rule or regulation (including without limitation Health Care Laws and Environmental Laws) by any person from whom the Company or any of the Subsidiaries acquired any of its properties (a “seller”), or any lessee, sublessee or operator of any of their respective properties or any part thereof, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company’s and the Guarantors’ knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim against a seller, lessee, sublessee or operator under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental Laws), which would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the properties or any part thereof of the Company or any of the Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and neither the Company nor any of the Guarantors knows of any such condemnation or zoning change which is threatened and which if consummated would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s and the Guarantors’ knowledge, no seller, lessee, sublessee or operator of any property of the Company or any of the Subsidiaries, or portion thereof, has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties (as defined in Section 3(u) below) or any part thereof of the Company or any of the Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect;

(u)                 as of the respective dates at which such information is given, each of the Company and the Subsidiaries has good and marketable fee or leasehold title to the properties disclosed in the Registration Statement, the Disclosure Package and the Prospectus as being owned or ground leased by them (the “Properties”), except where the failure to hold such title would not, individually or in the aggregate, have a Material Adverse Effect; and the Properties are free and clear of all liens, encumbrances, claims, mortgages, deeds of trust, restrictions, security interests and defects (“Property Encumbrances”), except for: (i) the leasehold interests of lessees (and others claiming interests by, through or under such leasehold interests) in the Company’s and the Subsidiaries’ properties (the “Leases”), (ii) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (iii) those Property Encumbrances set forth in the Registration Statement, the Disclosure Package and the Prospectus. All Property Encumbrances on or affecting the properties of the Company or any of the Subsidiaries which are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus are disclosed therein. Except where it would not individually or in the aggregate have a Material Adverse Effect, each of the Leases pertaining to the properties of the Company or any of the Subsidiaries has been duly authorized by the Company or one of the Subsidiaries, as applicable, and is a valid and binding agreement of the Company or one of the Subsidiaries, as applicable, and, to the Company’s and the Guarantors’ knowledge, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. To the Company’s and the Guarantors’ knowledge, no lessee of any portion of any of the Properties of the Company or any of the Subsidiaries is in default under its Lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such Lease, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(v)                 the Company and each of the Subsidiaries and, to the Company’s or the Guarantors’ knowledge, each of the operators, lessees or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities (“permits”), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party to acquire and own, lease or operate its properties and to conduct its business, except where the failure to obtain such permits would not individually or in the aggregate have a Material Adverse Effect; except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of the Subsidiaries and, to the Company’s or the Guarantors’ knowledge, each of the lessees, sublessees or operators of any property or portion thereof of the Company or any of the Subsidiaries are in compliance with all of their obligations with respect to such permits and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit, except where the failure to comply, fulfill or perform, or the revocation, termination or impairment, would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, such permits contain no restrictions that are burdensome to the Company and the Subsidiaries, taken as a whole, and that would, individually or in the aggregate, have a Material Adverse Effect;

(w)                the financial statements, together with the related schedules and notes, forming a part of the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, comply as to form in all material respects with the requirements of the Act and the Exchange Act and present fairly the consolidated financial position of the Company and the Subsidiaries, or of the other entities identified therein, as applicable, as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries, or such other entities, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Any pro forma financial statements and other pro forma financial data included or incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. Any summarized financial information included or incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus complies as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act. To the extent applicable, all disclosures contained in the Registration Statement, any Prepricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document regarding Non-GAAP Financial Measures (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and, if applicable, Item 10 of Regulation S-K. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Variable Interest Entity Topic of the FASB Accounting Standards Codification), not disclosed in the Registration Statement, each Prepricing Prospectus and the Prospectus. The other financial and statistical data set forth in the Registration Statement, any Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Prepricing Prospectus or the Prospectus that are not included as required;

(x)                 subsequent to the respective dates as of which information is given in the Registration Statement, any Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (“Material Adverse Change”), (ii) any transaction which is material to the Company or the Subsidiaries, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, (iv) any material change in the outstanding shares of beneficial interest or material increase in the outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the shares of beneficial interest of the Company or a dividend distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly-owned subsidiaries of the Company) other than (A) quarterly dividends, declared, paid or made and (B) the issuance of common shares of beneficial interest to the trustees and officers of the Company and directors, officers and employees of The RMR Group LLC, the Company’s manager (“RMR LLC”), pursuant to the Company’s Equity Compensation Plan filed as an exhibit to the Registration Statement. None of the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement, the Disclosure Package and the Prospectus;

(y)                each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which they are engaged, except as described in the Registration Statement, the Disclosure Package and the Prospectus. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(z)                 except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, any Prepricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement;

(aa)               neither the Company nor any of the Subsidiaries nor any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(bb)              the Company and the Subsidiaries have not sustained since the date of the latest audited financial statements included in the Registration Statement, any Prepricing Prospectus and the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Disclosure Package and the Prospectus or other than any loss or interference, which would not individually or in the aggregate have a Material Adverse Effect;

(cc)               the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are pre-pared in accordance with the Commission's rules and guidelines applicable thereto;

(dd)              the Company and each of the Subsidiaries have established and maintain, and the Company evaluates its, effective “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officers and its principal financial officers by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of: (i) any significant deficiencies in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; any material weaknesses in the Company’s internal control over financial reporting have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there has been no significant change in the Company’s internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification in the Incorporated Documents filed since January 1, 2018 are complete and correct as of the dates such statements were made; each of the Company and its trustees and officers is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Nasdaq promulgated thereunder;

(ee)               the Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed, except where the failure to file such return or form would not, individually or in the aggregate, have a Material Adverse Effect. Such returns and forms are complete and correct in all material respects, and all taxes shown on such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made except where the failure to fulfill or perform, would not, individually or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company’s or the Guarantors’ knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that would individually or in the aggregate have a Material Adverse Effect;

(ff)                the Company has provided you with true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any trustee or executive officer of the Company, or to any family member or affiliate of any trustee or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any trustee or executive officer of the Company, or to or for any family member or affiliate of any trustee or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any trustee or executive officer of the Company, or any family member or affiliate of any trustee or executive officer, which loan was outstanding on July 30, 2002;

(gg)              neither the Company nor any of the Subsidiaries nor, to the Company’s or the Guarantors’ knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Prepricing Prospectus, the Prospectus or any Incorporated Document;

(hh)              the Company meets the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”);

(ii)                 neither the Company nor any of its Subsidiaries is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities will be, and, after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(jj)                 in accordance with Conduct Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Securities have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(kk)               neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries and, to the knowledge of the Company or the Guarantors, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ll)                 the operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Guarantors, threatened;

(mm)             neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or the Guarantors, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of such Sanctions; and

(nn)            except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) to the knowledge of the Company or the Guarantors, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or the Subsidiaries, and any such data processed or stored by third parties on behalf of the Company or the Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of the Subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and the Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

In addition, any certificate signed by any officer of the Company, any Guarantor, or any of the other Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, such Guarantor or such Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4.                  Certain Covenants of the Company and the Guarantors.

(a)               The Company and the Guarantors, jointly and severally, agree with each Underwriter:

(i)                  to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that neither the Company nor any Guarantor shall be required to qualify as a foreign corporation, limited liability company, partnership or trust, as the case may be, or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(ii)                 to make available to the Underwriters in New York City as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Securities, a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Securities, the Company will prepare promptly upon request, but at its expense, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(iii)                 to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Prepricing Prospectus or the Prospectus, including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

(iv)                to file or cause to be filed promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Securities, and to promptly notify you of such filing;

(v)                 to furnish to you and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) upon request, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such communications, documents or information becomes available; provided, however, that in no case shall the Company or any Guarantor be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR or any successor database;

(vi)                 to advise the Underwriters promptly of the happening of any event known to the Company or the Guarantors within the time during which a Prospectus relating to the Securities is required under the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of the Securities, which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(vii)               if at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 6 hereof.

(viii)              that the Company will make generally available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the Act) covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement. “Earning statement”, “make generally available” and “effective date” will have the meanings contained in Rule 158 of the Act;

(ix)                 to furnish or make available to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and of cash flow of the Company) for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent registered public accountants;

(x)                 to furnish to you three conformed copies of each of the Original Registration Statement and Post-Effective Amendment No. 1, as filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(xi)                 to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(xii)                that the Company will apply the net proceeds from the sale of the Securities, in all material respects, in the manner set forth under the caption “Use of proceeds” in the Disclosure Package and the Prospectus;

(xiii)               to furnish to you, before filing with the Commission subsequent to the Effective Time and during the period referred to in paragraph (vi) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(xiv)              to pay all expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters and any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters, not to exceed $10,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Securities by FINRA (including the legal fees and filing fees and other disbursements of counsel to the Underwriters with respect thereto), (vi) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors or agents, as well as the fees and disbursements of the Trustee and its counsel, (vii) the approval of the Securities by DTC for “book-entry” transfer, (viii) the rating of the Securities by rating agencies, (ix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) the performance of the Company’s and the Guarantors’ other obligations hereunder;

(xv)               to comply with Rule 433(g) under the Act;

(xvi)              not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or to publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the majority of the Representatives for a period beginning at the date of this Agreement and ending at the later of 30 days from the date hereof or the lifting of trading restrictions by the Representatives. For the avoidance of doubt, this covenant does not prohibit (1) draws under the Company’s existing $1.0 billion aggregate principal amount (subject to increase to $2.0 billion under the circumstances provided therein) credit facility which matures in 2022 or any refinancing thereof with another revolving credit facility, (2) the increase of the Company’s existing $200.0 million aggregate principal amount term loan which matures in 2022 to $400.0 million or (3) the incurrence or issuance of any secured debt, whether or not securitized, including in each case any related directly or indirect offer, sale, contract to sell, pledge or other disposition or filing or any public disclosure related thereto;

(xvii)             that the Company will use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code;

(xviii)            prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Securities, without your prior consent; and

(xix)               not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Notes by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Prospectus.

(b)                Each Underwriter represents, severally and not jointly, that it has not and will not use any “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission by the Company, any Guarantor or any Underwriter pursuant to Rule 433 under the Act, other than any free writing prospectus listed on Schedule C attached hereto or otherwise consented to by the Company.

5.                  Reimbursement of Underwriters’ Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to clause (ii)(A), (C), (D) or (E) of the second paragraph of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Guarantors, jointly and severally, shall, in addition to paying the amounts described in Section 4(a)(xiv) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.                  Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors on the date hereof and at the time of purchase, the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a)               The Company shall furnish to you at the time of purchase an opinion of Sullivan & Worcester LLP, counsel for the Company and the Guarantors, addressed to the Underwriters, and dated the time of purchase with reproduced copies for each of the other Underwriters and in form satisfactory to Sidley Austin LLP, counsel for the Underwriters. In rendering their opinion as aforesaid, Sullivan & Worcester LLP may limit such opinion to matters of federal, Massachusetts and New York law and, as to matters governed by Maryland law, may rely upon the opinion, dated as of the time of purchase of Venable LLP delivered pursuant to Section 6(b) of this Agreement, and, as to matters governed by Indiana law, may rely upon the opinion, dated as of the time of purchase of Taft Stettinius & Hollister LLP delivered pursuant to Section 6(c) of this Agreement, provided that such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to the Underwriters and counsel for the Underwriters. In addition, in rendering such opinion, such counsel may state that their opinion with respect to the qualification of the Company and its Subsidiaries to do business in jurisdictions other than their respective jurisdiction of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

(b)               The Company shall furnish to you at the time of purchase an opinion of Venable LLP, Maryland counsel of the Company, addressed to the Underwriters, and dated the time of purchase with reproduced copies for each of the other Underwriters and in form satisfactory to Sidley Austin LLP, counsel for the Underwriters.

(c)               The Company shall furnish to you at the time of purchase an opinion of Taft Stettinius & Hollister LLP, Indiana counsel of the Company, addressed to the Underwriters, and dated the time of purchase with reproduced copies for each of the other Underwriters and in form satisfactory to Sidley Austin LLP, counsel for the Underwriters.

(d)               You shall have received at the time of purchase an opinion of Sidley Austin LLP, counsel for the Underwriters, dated the time of purchase with respect to the sale of the Securities by the Company, the Registration Statement, the Prospectus and such other related matters as the Underwriters may require. In addition, Sidley Austin LLP may rely on the opinion of Venable LLP as to all matters of Maryland law.

(e)               You shall have received from Ernst & Young LLP letters addressed to the Underwriters in the forms approved by the Representatives, and dated (i) the date of this Agreement, which letter shall cover, without limitation, the information in the Registration Statement, any Prepricing Prospectus, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any, and the Prospectus and (ii) the time of purchase, which letter shall cover, without limitation, the information in the Registration Statement and the Prospectus, and the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.

(f)                You shall have received from Deloitte & Touche letters addressed to the Underwriters in the forms approved by the Representatives, and dated (i) the date of this Agreement, which letter shall cover, without limitation, the information in the Registration Statement, any Prepricing Prospectus, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any, and the Prospectus and (ii) the time of purchase, which letter shall cover, without limitation, the information in the Registration Statement and the Prospectus, and the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.

(g)               No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been made to which you have objected in writing.

(h)               The Registration Statement shall have become effective, and the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, no later than the second full business day after the date of this Agreement or such earlier time as required by the Act.

(i)                 Prior to the time of purchase: (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Prepricing Prospectuses or the Prospectus, and no amendment or supplements thereto, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j)                 Between the time of execution of this Agreement and the time of purchase there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined for purposes of Section 3(a)(62) under the Exchange Act.

(k)               The Company will, at the time of purchase deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company and the Guarantors as set forth in this Agreement are true and correct as of such date, that the Company and the Guarantors have performed such of their obligations under this Agreement as are to be performed at or before the time of purchase and the conditions set forth in paragraphs (h) and (i) of this Section 6 have been met.

(l)                 The Company will at the time of purchase deliver to you a certificate signed by the Chief Financial Officer of the Company substantially in such form approved by you and counsel to the Underwriters, with respect to the Company’s compliance, both prior to and after giving effect to the transactions contemplated hereby (including, without limitation, the application of the net proceeds by the Company as described in the Prospectus), with the financial covenants set forth in the Company’s credit agreement and the Company’s supplemental indentures relating to its 6.75% Senior Notes due 2021, 4.75% Senior Notes due 2024, 9.750% Senior Notes Due 2025, 4.75% Senior Notes due 2028, 5.625% Senior Notes due 2042 and 6.25% Senior Notes due 2046 and other agreements and instruments respecting outstanding material indebtedness of the Company and the Subsidiaries. The Company will also, at the time of purchase, deliver to you a certificate of its Chief Financial Officer, in the form set forth in Exhibit A hereto.

(m)               The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase as you may reasonably request.

7.                  Effective Date of Agreement; Termination. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, any Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any Material Adverse Change, which would, in the judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package or the Prospectus, or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NYSE American or the Nasdaq; (B) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, any Disclosure Package or the Prospectus.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Guarantors shall be unable to comply with any of the terms of this Agreement, the Company and the Guarantors shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(a)(xiv), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Guarantors under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

8.                  Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the aggregate principal amount of Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Notes , the non-defaulting Underwriters shall take up and pay for (in addition to the Notes they are obligated to purchase pursuant to Section 1 hereof) the Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the aggregate principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of the entire aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                  Indemnity and Contribution.

(a)               The Company and each of the Guarantors, jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, affiliates, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereto by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any Written Testing-the-Waters Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Written Testing-the-Waters Communication and/or Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, Written Testing-the-Waters Communication or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, such Prospectus, Written Testing-the-Waters Communication or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Written Testing-the-Waters Communication or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)               Each Underwriter severally agrees to indemnify, defend and hold harmless the Company and each of the Guarantors, each of their respective trustees, directors, managers, affiliates, officers, employees and agents and any person who controls the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, a Prospectus, a Written Testing-the-Waters Communication or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Written Testing-the-Waters Communication or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)                 If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to the foregoing paragraphs (a) and (b) of this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party, and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have to such indemnified party or otherwise. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No indemnifying party shall be liable for any settlement of any such Proceeding effected without the written consent of such indemnifying party but if settled with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, liability or failure to act, by or on behalf of such indemnified party.

(d)                If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Guarantors on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)                The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)                 The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company and the Guarantors contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, employees or agents or any person (including each partner, officer, director, employee or agent of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or any Guarantor or their respective trustees, directors, managers, officers, employees or agents or any person who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and the Guarantors and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it or them (as the case may be) and, in the case of the Company and the Guarantors, against any of the Company’s or the Guarantors’ officers, trustees, directors, managers, employees or agents in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Written Testing-the-Waters Communication, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10.                Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Facsimile: 704-410-0326, Attention: Transaction Management; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile: 646-291-1469, Attention: General Counsel; and Mizuho Securities USA LLC, 1271 Avenue of the Americas, Facsimile: 212-205-7812, Attention: Debt Capital Markets; with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Bartholomew A. Sheehan, Esq.; and if to the Company or the Guarantors, shall be sufficient in all respects if delivered or sent to the Company or the Guarantors at the offices of the Company at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, Attention: Richard W. Siedel, Jr., Chief Financial Officer and Treasurer, with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Howard E. Berkenblit, Esq.

11.                Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.               Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you, the Company and the Guarantors consent to the jurisdiction of such courts and personal service with respect thereto. The Company and each Guarantor hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each of the Underwriters, the Company and each of the Guarantors (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Guarantors, jointly and severally, agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Guarantors, and may be enforced in any other courts to the jurisdiction of which the Company or the applicable Guarantor is or may be subject, by suit upon such judgment.

13.                Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Guarantors and, to the extent provided in Section 9 hereof, the controlling persons, directors, managers and officers and, if applicable, trustees referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.                No Fiduciary Relationship. The Company and the Guarantors hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The Company and the Guarantors further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company and the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and each Guarantor hereby confirms its understanding and agreement to that effect. The Company, each Guarantor and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company, each Guarantor and the Underwriters agree that the Underwriters are acting as principals and not as the agents or fiduciaries of the Company or the Guarantors and the Underwriters have not assumed and will not assume any advisory responsibility in favor of the Company or the Guarantors with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or the Guarantors on other matters). The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company and the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15.                Counterparts and Electronic Signatures. This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “.pdf,” “.tif” or “.jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16.                Recognition of the U.S. Special Resolution Regimes.

(a)                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.                Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company, the Guarantors, and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s, the Guarantors’ and any of the Underwriters’ respective businesses and/or assets.

18.                Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING DIVERSIFIED HEALTHCARE TRUST, DATED SEPTEMBER 20, 1999, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF DIVERSIFIED HEALTHCARE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, DIVERSIFIED HEALTHCARE TRUST. ALL PERSONS DEALING WITH DIVERSIFIED HEALTHCARE TRUST, IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF DIVERSIFIED HEALTHCARE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

If the foregoing correctly sets forth the understanding among the Company, the Guarantors and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company, the Guarantors and the Underwriters severally.

Very truly yours,

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

CCC ALPHA INVESTMENTS TRUST
CCC DELAWARE TRUST
CCC FINANCING I TRUST
CCC INVESTMENTS I, L.L.C.
CCC LEISURE PARK CORPORATION
CCC PUEBLO NORTE TRUST
CCC RETIREMENT PARTNERS TRUST
CCC RETIREMENT TRUST
CCDE SENIOR LIVING LLC
CCOP SENIOR LIVING LLC
CRESTLINE VENTURES LLC
CSL GROUP, INC.
DHC HOLDINGS LLC
ELLICOTT CITY LAND I, LLC
HRES1 PROPERTIES TRUST
HRES2 PROPERTIES TRUST
MSD POOL 1 LLC
MSD POOL 2 LLC
O.F.C. CORPORATION
SNH 30 NEWCROSSING INC.
SNH AL AIMO II, INC.
SNH AL AIMO TENANT II, INC.
SNH AL AIMO TENANT, INC.
SNH AL AIMO, INC.
SNH AL CRIMSON TENANT INC.
SNH AL CUMMING LLC
SNH AL CUMMING TENANT LLC
SNH AL GEORGIA HOLDINGS LLC
SNH AL GEORGIA LLC
SNH AL GEORGIA TENANT LLC
SNH AL PROPERTIES LLC
SNH AL PROPERTIES TRUST
SNH AL TRS, INC.
SNH AL WILMINGTON TENANT INC.
SNH ALT LEASED PROPERTIES TRUST
SNH AZ TENANT LLC
SNH BAKERSFIELD LLC
SNH BAMA TENANT LLC
SNH BATON ROUGE (NORTH) LLC
SNH BATON ROUGE (REALTORS) LLC
SNH BRFL PROPERTIES LLC
SNH BRFL TENANT LLC
SNH BRIDGEWATER LLC
SNH CAL TENANT LLC
SNH CALI TENANT LLC
SNH CCMD PROPERTIES BORROWER LLC

Signature Page to Underwriting Agreement

SNH CCMD PROPERTIES LLC
SNH CCMD TENANT LLC
SNH CHS PROPERTIES TRUST
SNH CO TENANT LLC
SNH CONCORD LLC
SNH DEL TENANT LLC
SNH DENHAM SPRINGS LLC
SNH DERBY TENANT LLC
SNH FLA TENANT LLC
SNH FM FINANCING LLC
SNH FM FINANCING TRUST
SNH GEORGIA TENANT LLC
SNH GP VALENCIA LLC
SNH GRANITE GATE LANDS TENANT LLC
SNH GRANITE GATE LANDS TRUST
SNH GROVE PARK TENANT LLC
SNH GROVE PARK TRUST
SNH IL JOPLIN INC.
SNH IL PROPERTIES TRUST
SNH INDY TENANT LLC
SNH JACKSON LLC
SNH KENT PROPERTIES LLC
SNH LINCOLN TENANT LLC
SNH LONGHORN TENANT LLC
SNH LTF PROPERTIES LLC
SNH MASS TENANT LLC
SNH MD TENANT LLC
SNH MEZZCO SAN ANTONIO LLC
SNH MO TENANT LLC
SNH MODESTO LLC
SNH NC TENANT LLC
SNH NEB TENANT LLC
SNH NJ TENANT GP LLC
SNH NJ TENANT LLC
SNH NM TENANT LLC
SNH NORTHWOODS LLC
SNH NORTHWOODS TENANT LLC
SNH NS PROPERTIES TRUST
SNH OHIO TENANT LLC
SNH OMISS TENANT LLC
SNH PARKVIEW PROPERTIES TRUST
SNH PENN TENANT LLC
SNH PLAQUEMINE LLC
SNH PLFL PROPERTIES LLC
SNH PLFL TENANT LLC
SNH PRAIRIEVILLE LLC

Signature Page to Underwriting Agreement

SNH PROJ LINCOLN TRS LLC
SNH REDMOND PROPERTIES LLC
SNH REIT VICTORIA LLC
SNH RMI FOX RIDGE MANOR PROPERTIES LLC
SNH RMI JEFFERSON MANOR PROPERTIES LLC
SNH RMI MCKAY MANOR PROPERTIES LLC
SNH RMI NORTHWOOD MANOR PROPERTIES LLC
SNH RMI OAK WOODS MANOR PROPERTIES LLC
SNH RMI PARK SQUARE MANOR PROPERTIES LLC
SNH RMI PROPERTIES HOLDING COMPANY LLC
SNH RMI SMITH FARMS MANOR PROPERTIES LLC
SNH RMI SYCAMORE MANOR PROPERTIES LLC
SNH SC TENANT LLC
SNH SE ASHLEY RIVER LLC
SNH SE ASHLEY RIVER TENANT LLC
SNH SE BARRINGTON BOYNTON LLC
SNH SE BARRINGTON BOYNTON TENANT LLC
SNH SE BURLINGTON LLC
SNH SE BURLINGTON TENANT LLC
SNH SE DANIEL ISLAND LLC
SNH SE DANIEL ISLAND TENANT LLC
SNH SE HABERSHAM SAVANNAH LLC
SNH SE HABERSHAM SAVANNAH TENANT LLC
SNH SE HOLLY HILL LLC
SNH SE HOLLY HILL TENANT LLC
SNH SE KINGS MTN LLC
SNH SE KINGS MTN TENANT LLC
SNH SE MOORESVILLE LLC
SNH SE MOORESVILLE TENANT LLC
SNH SE N. MYRTLE BEACH LLC
SNH SE N. MYRTLE BEACH TENANT LLC
SNH SE PROPERTIES LLC
SNH SE PROPERTIES TRUST
SNH SE SG LLC
SNH SE SG TENANT LLC
SNH SE TENANT 2 TRS, INC.
SNH SE TENANT TRS, INC.
SNH SOMERFORD PROPERTIES TRUST
SNH TEANECK PROPERTIES LLC
SNH TEANECK TENANT LLC
SNH TELLICO TENANT LLC
SNH TELLICO TRUST
SNH TEMPE LLC
SNH TENN TENANT LLC
SNH TOTO TENANT LLC
SNH TRS INC.

Signature Page to Underwriting Agreement

SNH TRS LICENSEE HOLDCO LLC
SNH VA TENANT LLC
SNH VIKING TENANT LLC
SNH WARD AVE. PROPERTIES I INC.
SNH WELL PROPERTIES GA-MD LLC
SNH WELL PROPERTIES TRUST
SNH WILMINGTON LLC
SNH WIS TENANT LLC
SNH WY TENANT LLC
SNH YONKERS PROPERTIES TRUST
SNH YONKERS TENANT INC.
SNH/CSL PROPERTIES TRUST
SNH/LTA PROPERTIES GA LLC
SNH/LTA PROPERTIES TRUST
SNH/LTA SE HOME PLACE NEW BERN LLC
SNH/LTA SE MCCARTHY NEW BERN LLC
SNH/LTA SE WILSON LLC
SPTGEN PROPERTIES TRUST
SPTIHS PROPERTIES TRUST
SPTMISC PROPERTIES TRUST
SPTMNR PROPERTIES TRUST
SPTMRT PROPERTIES TRUST
SPTSUN II PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

LEXINGTON OFFICE REALTY TRUST
SNH MEDICAL OFFICE REALTY TRUST

By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.,
as Trustee and not individually

CCC FINANCING LIMITED, L.P.

By: CCC RETIREMENT TRUST,
its general partner

By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

CCC RETIREMENT COMMUNITIES II, L.P.

By:	CRESTLINE VENTURES LLC,
its general partner

By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

LEISURE PARK VENTURE LIMITED PARTNERSHIP

By:	CCC LEISURE PARK CORPORATION,
its general partner

By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

SNH NJ TENANT LP

By:	SNH NJ TENANT GP LLC,
its general partner

By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A.

WELLS FARGO SECURITIES, LLC

CITIGROUP GLOBAL MARKETS INC.

MIZUHO SECURITIES USA LLC

WELLS FARGO SECURITIES, LLC

By	/s/ Andrew Konstand
Name: Andrew Konstand
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Michael Tortora

Name: Michael Tortora

Title: Managing Director

MIZUHO SECURITIES USA LLC

By	/s/ Andrew Rothstein

Name: Andrew Rothstein

Title: Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes
Wells Fargo Securities, LLC	$77,501,000
Citigroup Global Markets Inc.	77,500,000
Mizuho Securities USA LLC	77,500,000
BofA Securities, Inc.	52,500,000
PNC Capital Markets LLC	52,500,000
RBC Capital Markets, LLC	52,500,000
BMO Capital Markets Corp.	25,000,000
Regions Securities LLC	25,000,000
SMBC Nikko Securities America, Inc.	25,000,000
Samuel A. Ramirez & Company, Inc.	11,667,000
FHN Financial Securities Corp.	5,833,000
Morgan Stanley & Co. LLC	5,833,000
U.S. Bancorp Investments, Inc.	5,833,000
UBS Securities LLC	5,833,000
TOTAL	$500,000,000

A-1

SCHEDULE B

GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
CCC Alpha Investments Trust	Maryland	Business trust	35-2184937
CCC Delaware Trust	Maryland	Business trust	35-2184939
CCC Financing I Trust	Maryland	Business trust	01-6172425
CCC Financing Limited, L.P.	Delaware	Limited partnership	35-1904158
CCC Investments I, L.L.C.	Delaware	Limited liability company	35-1930956
CCC Leisure Park Corporation	Delaware	Corporation	52-1844142
CCC Pueblo Norte Trust	Maryland	Business trust	35-2184942
CCC Retirement Communities II, L.P.	Delaware	Limited partnership	35-1768887
CCC Retirement Partners Trust	Maryland	Business trust	35-2184933
CCC Retirement Trust	Maryland	Business trust	35-2184935
CCDE Senior Living LLC	Delaware	Limited liability company	52-2300864
CCOP Senior Living LLC	Delaware	Limited liability company	52-2257741
Crestline Ventures LLC	Delaware	Limited liability company	35-2184947
CSL Group, Inc.	Indiana	Corporation	61-0703072
DHC Holdings LLC	Maryland	Limited liability company	84-4879437
Ellicott City Land I, LLC	Delaware	Limited liability company	61-1429010
HRES1 Properties Trust	Maryland	Real estate investment trust	04-3461940
HRES2 Properties Trust	Maryland	Real estate investment trust	04-3461943
Leisure Park Venture Limited Partnership	Delaware	Limited partnership	52-1881181
Lexington Office Realty Trust	Massachusetts	Nominee trust	82-3686384
MSD Pool 1 LLC	Maryland	Limited liability company	20-1737344
MSD Pool 2 LLC	Maryland	Limited liability company	20-1738172
O.F.C. Corporation	Indiana	Corporation	35-1770620
SNH 30 Newcrossing Inc.	Maryland	Corporation	45-5575088
SNH AL AIMO II, Inc.	Maryland	Corporation	47-3533564
SNH AL AIMO Tenant II, Inc.	Maryland	Corporation	47-3533691
SNH AL AIMO Tenant, Inc.	Maryland	Corporation	47-3232437
SNH AL AIMO, Inc.	Maryland	Corporation	47-3588050
SNH AL Crimson Tenant Inc.	Maryland	Corporation	81-2029226
SNH AL Cumming LLC	Maryland	Limited liability company	38-3975418
SNH AL Cumming Tenant LLC	Maryland	Limited liability company	47-3232822
SNH AL Georgia Holdings LLC	Maryland	Limited liability company	36-4814035
SNH AL Georgia LLC	Maryland	Limited liability company	37-1787931
SNH AL Georgia Tenant LLC	Maryland	Limited liability company	47-3232887
SNH AL Properties LLC	Maryland	Limited liability company	35-2537526
SNH AL Properties Trust	Maryland	Real estate investment trust	47-3602298
SNH AL TRS, Inc.	Maryland	Corporation	47-3232299
SNH AL Wilmington Tenant Inc.	Maryland	Corporation	81-1715921
SNH ALT Leased Properties Trust	Maryland	Real estate investment trust	55-6152955
SNH AZ Tenant LLC	Maryland	Limited liability company	84-2650512
SNH Bakersfield LLC	Maryland	Limited liability company	30-0862688
SNH BAMA Tenant LLC	Maryland	Limited liability company	84-2332713
SNH Baton Rouge (North) LLC	Delaware	Limited liability company	N/A
SNH Baton Rouge (Realtors) LLC	Delaware	Limited liability company	N/A
SNH BRFL Properties LLC	Delaware	Limited liability company	45-3020731
SNH BRFL Tenant LLC	Delaware	Limited liability company	45-3021105

SNH Bridgewater LLC	Delaware	Limited liability company	N/A
SNH CAL Tenant LLC	Maryland	Limited liability company	84-1959191
SNH CALI Tenant LLC	Delaware	Limited liability company	45-3182581
SNH CCMD Properties Borrower LLC	Delaware	Limited liability company	45-3627062
SNH CCMD Properties LLC	Delaware	Limited liability company	45-3020816
SNH CCMD Tenant LLC	Delaware	Limited liability company	45-3021280
SNH CHS Properties Trust	Maryland	Real estate investment trust	36-4509761
SNH CO Tenant LLC	Maryland	Limited liability company	84-2993730
SNH Concord LLC	Delaware	Limited liability company	N/A
SNH DEL Tenant LLC	Maryland	Limited liability company	84-2344739
SNH Denham Springs LLC	Delaware	Limited liability company	N/A
SNH Derby Tenant LLC	Maryland	Limited liability company	84-2947330
SNH FLA Tenant LLC	Maryland	Limited liability company	84-1979681
SNH FM Financing LLC	Delaware	Limited liability company	27-0467611
SNH FM Financing Trust	Maryland	Real estate investment trust	27-0445292
SNH Georgia Tenant LLC	Maryland	Limited liability company	84-2360584
SNH GP Valencia LLC	Delaware	Limited liability company	N/A
SNH Granite Gate Lands Tenant LLC	Maryland	Limited liability company	82-2831131
SNH Granite Gate Lands Trust	Maryland	Real estate investment trust	82-2831350
SNH Grove Park Tenant LLC	Maryland	Limited liability company	82-2794877
SNH Grove Park Trust	Maryland	Real estate investment trust	82-2839495
SNH IL Joplin Inc.	Maryland	Corporation	46-0687362
SNH IL Properties Trust	Maryland	Real estate investment trust	45-6562274
SNH INDY Tenant LLC	Maryland	Limited liability company	84-2314667
SNH Jackson LLC	Delaware	Limited liability company	N/A
SNH Kent Properties LLC	Maryland	Limited liability company	45-5241913
SNH Lincoln Tenant LLC	Maryland	Limited liability company	84-2683425
SNH Longhorn Tenant LLC	Maryland	Limited liability company	84-2669103
SNH LTF Properties LLC	Maryland	Limited liability company	26-3093294
SNH MASS Tenant LLC	Maryland	Limited liability company	84-1887611
SNH MD Tenant LLC	Maryland	Limited liability company	84-1986209
SNH Medical Office Realty Trust	Massachusetts	Nominee trust	N/A
SNH MezzCo San Antonio LLC	Delaware	Limited liability company	N/A
SNH MO Tenant LLC	Maryland	Limited liability company	84-4132291
SNH Modesto LLC	Maryland	Limited liability company	47-3544733
SNH NC Tenant LLC	Maryland	Limited liability company	84-2047364
SNH Neb Tenant LLC	Maryland	Limited liability company	84-2001187
SNH NJ Tenant GP LLC	Maryland	Limited liability company	84-1905394
SNH NJ Tenant LLC	Maryland	Limited liability company	84-1945671
SNH NJ Tenant LP	Delaware	Limited partnership	84-1921774
SNH NM Tenant LLC	Maryland	Limited liability company	84-2701729
SNH Northwoods LLC	Maryland	Limited liability company	82-2839754
SNH Northwoods Tenant LLC	Maryland	Limited liability company	82-2839879
SNH NS Properties Trust	Maryland	Real estate investment trust	20-0514077
SNH Ohio Tenant LLC	Maryland	Limited liability company	84-2655301
SNH OMISS Tenant LLC	Maryland	Limited liability company	84-2947009
SNH Parkview Properties Trust	Maryland	Real estate investment trust	82-2853811
SNH PENN Tenant LLC	Maryland	Limited liability company	84-2385774
SNH Plaquemine LLC	Delaware	Limited liability company	N/A
SNH PLFL Properties LLC	Delaware	Limited liability company	45-3020897
SNH PLFL Tenant LLC	Delaware	Limited liability company	45-3021361
SNH Prairieville LLC	Delaware	Limited liability company	N/A
SNH Proj Lincoln TRS LLC	Maryland	Limited liability company	84-1858890
SNH Redmond Properties LLC	Maryland	Limited liability company	46-1463109
SNH REIT Victoria LLC	Delaware	Limited liability company	N/A
SNH RMI Fox Ridge Manor Properties LLC	Maryland	Limited liability company	26-3251471

SNH RMI Jefferson Manor Properties LLC	Maryland	Limited liability company	26-3251521
SNH RMI McKay Manor Properties LLC	Maryland	Limited liability company	26-3251604
SNH RMI Northwood Manor Properties LLC	Maryland	Limited liability company	26-3251559
SNH RMI Oak Woods Manor Properties LLC	Maryland	Limited liability company	26-3251646
SNH RMI Park Square Manor Properties LLC	Maryland	Limited liability company	26-3251709
SNH RMI Properties Holding Company LLC	Maryland	Limited liability company	26-3251326
SNH RMI Smith Farms Manor Properties LLC	Maryland	Limited liability company	26-3251766
SNH RMI Sycamore Manor Properties LLC	Maryland	Limited liability company	26-3251392
SNH SC Tenant LLC	Maryland	Limited liability company	84-2062280
SNH SE Ashley River LLC	Delaware	Limited liability company	45-1762788
SNH SE Ashley River Tenant LLC	Delaware	Limited liability company	45-1832353
SNH SE Barrington Boynton LLC	Delaware	Limited liability company	45-1763108
SNH SE Barrington Boynton Tenant LLC	Delaware	Limited liability company	45-1827601
SNH SE Burlington LLC	Delaware	Limited liability company	45-1735536
SNH SE Burlington Tenant LLC	Delaware	Limited liability company	45-1797166
SNH SE Daniel Island LLC	Delaware	Limited liability company	45-1762897
SNH SE Daniel Island Tenant LLC	Delaware	Limited liability company	45-1954435
SNH SE Habersham Savannah LLC	Delaware	Limited liability company	45-1797058
SNH SE Habersham Savannah Tenant LLC	Delaware	Limited liability company	45-1830101
SNH SE Holly Hill LLC	Delaware	Limited liability company	45-1796910
SNH SE Holly Hill Tenant LLC	Delaware	Limited liability company	45-1829966
SNH SE Kings Mtn LLC	Delaware	Limited liability company	45-1735619
SNH SE Kings Mtn Tenant LLC	Delaware	Limited liability company	45-1797302
SNH SE Mooresville LLC	Delaware	Limited liability company	45-1762682
SNH SE Mooresville Tenant LLC	Delaware	Limited liability company	45-1797417
SNH SE N. Myrtle Beach LLC	Delaware	Limited liability company	45-1763009
SNH SE N. Myrtle Beach Tenant LLC	Delaware	Limited liability company	45-1827421
SNH SE Properties LLC	Delaware	Limited liability company	45-2551031
SNH SE Properties Trust	Maryland	Real estate investment trust	45-6235237
SNH SE SG LLC	Delaware	Limited liability company	45-4350329
SNH SE SG Tenant LLC	Delaware	Limited liability company	45-4350382
SNH SE Tenant 2 TRS, Inc.	Maryland	Corporation	45-4419027
SNH SE Tenant TRS, Inc.	Maryland	Corporation	45-1675505
SNH Somerford Properties Trust	Maryland	Real estate investment trust	26-3092929
SNH Teaneck Properties LLC	Delaware	Limited liability company	45-3020963
SNH Teaneck Tenant LLC	Delaware	Limited liability company	45-3021440
SNH Tellico Tenant LLC	Maryland	Limited liability company	82-2810980
SNH Tellico Trust	Maryland	Real estate investment trust	82-3350707
SNH Tempe LLC	Delaware	Limited liability company	36-4808742
SNH TENN Tenant LLC	Maryland	Limited liability company	84-2403386
SNH Toto Tenant LLC	Maryland	Limited liability company	84-1872935
SNH TRS Inc.	Maryland	Corporation	32-0068217
SNH TRS Licensee Holdco LLC	Maryland	Limited liability company	84-1854115
SNH VA Tenant LLC	Maryland	Limited liability company	84-2015732
SNH Viking Tenant LLC	Maryland	Limited liability company	84-2372388
SNH Ward Ave. Properties I Inc.	Maryland	Corporation	45-5448537
SNH Well Properties GA-MD LLC	Delaware	Limited liability company	26-2938214
SNH Well Properties Trust	Maryland	Real estate investment trust	26-2938273
SNH Wilmington LLC	Maryland	Limited liability company	61-1757941
SNH WIS Tenant LLC	Maryland	Limited liability company	84-2030681
SNH WY Tenant LLC	Maryland	Limited liability company	84-2993542
SNH Yonkers Properties Trust	Maryland	Real estate investment trust	45-6562289
SNH Yonkers Tenant Inc.	Maryland	Corporation	45-3038459
SNH/CSL Properties Trust	Maryland	Real estate investment trust	81-6107460
SNH/LTA Properties GA LLC	Maryland	Limited liability company	20-1878719
SNH/LTA Properties Trust	Maryland	Real estate investment trust	20-1878670

SNH/LTA SE Home Place New Bern LLC	Delaware	Limited liability company	45-1734759
SNH/LTA SE McCarthy New Bern LLC	Delaware	Limited liability company	45-1734853
SNH/LTA SE Wilson LLC	Delaware	Limited liability company	45-1734317
SPTGEN Properties Trust	Maryland	Real estate investment trust	04-3452343
SPTIHS Properties Trust	Maryland	Real estate investment trust	04-3450160
SPTMISC Properties Trust	Maryland	Real estate investment trust	04-3450894
SPTMNR Properties Trust	Maryland	Real estate investment trust	04-3450161
SPTMRT Properties Trust	Maryland	Real estate investment trust	04-3450155
SPTSUN II Properties Trust	Maryland	Real estate investment trust	04-3474405

SCHEDULE C

PERMITTED FREE WRITING PROSPECTUSES

Final Term Sheet, attached hereto as Annex A to this Schedule C.

Annex A to Schedule C

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

dated February 3, 2021

Registration No. 333-225831

Supplementing the Preliminary

Prospectus Supplement dated February 3, 2021

and Prospectus dated May 28, 2020

DIVERSIFIED HEALTHCARE TRUST

PRICING TERM SHEET

Issuer:	Diversified Healthcare Trust (the “Issuer”)

Guarantors:	Certain of the Issuer’s direct and indirect subsidiaries as described in the Preliminary Prospectus Supplement referred to above (the “Preliminary Prospectus Supplement”) (the “Guarantors”)
Security:	4.375% Senior Notes due 2031 (the “Notes”)
Ranking:	Senior Unsecured
Trade Date:	February 3, 2021
Settlement Date:	February 8, 2021 (T+3)
It is expected that delivery of the Notes will be made against payment thereof on or about February 8, 2021, which will be the third business day following the trade date referred to above (the “trade date”) (such settlement cycle being herein referred to as “T+3”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the trade date will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the trade date should consult their own advisor.

Use of Proceeds:

The Issuer expects to use the net proceeds from this offering for general business purposes, including to redeem the $300.0 million principal amount outstanding of its 6.75% Senior Notes due 2021 in June 2021 (when such notes become redeemable without the payment of a premium) and to prepay in full its $200.0 million term loan. Pending such application, the Issuer may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.

Principal Amount:	$500,000,000
Gross Proceeds to Issuer:	$500,000,000
Interest Payment Dates:	March 1 and September 1, commencing September 1, 2021
Maturity Date:	March 1, 2031
Record Dates:	February 15 and August 15
Yield to Maturity:	4.375%
Coupon (Interest Rate):	4.375% per annum
Price to Public:	100.000% of principal amount of the Notes, plus accrued interest, if any, from February 8, 2021
Optional Redemption:	Make-whole call at any time based on U.S. Treasury plus 50 basis points. If the Notes are redeemed on or after September 1, 2030 (six months prior to the maturity date of the Notes), the make-whole amount will be zero.
Change of Control:
Puttable at 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the applicable purchase date, upon the occurrence of certain change of control events described in the Preliminary Prospectus Supplement.

CUSIP / ISIN:	25525P AB3 / US25525PAB31
Denominations/Multiple:	$2,000 / $1,000
Joint Book-Running Managers:	Wells Fargo Securities, LLC Citigroup Global Markets Inc. Mizuho Securities USA LLC BofA Securities, Inc. PNC Capital Markets LLC RBC Capital Markets, LLC
Joint Lead Managers:	BMO Capital Markets Corp. Regions Securities LLC SMBC Nikko Securities America, Inc.

Co-Managers:	Samuel A. Ramirez & Company, Inc. FHN Financial Securities Corp. Morgan Stanley & Co. LLC U.S. Bancorp Investments, Inc. UBS Securities LLC

The Issuer and the Guarantors have filed a registration statement (including a prospectus dated May 28, 2020 and a preliminary prospectus supplement dated February 3, 2021) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the Issuer, the Guarantors and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, or Mizuho Securities USA LLC toll-free at 1-866-271-7403.

SCHEDULE D

Significant Subsidiaries

Seaport Innovation LLC

SNH CHS Properties Trust

SNH Fan Pier Holding Trust

SNH Fan Pier Inc.

SNH FM Financing LLC

SNH Medical Office Properties Trust

SNH MEZ LLC

SNH Proj Lincoln TRS LLC

SNH SE Properties Trust

SNH SE Tenant TRS, Inc.

SNH Seaport LLC

SNH TRS Inc.

SNH TRS Licensee Holdco LLC

SNH/LTA Properties Trust

D-1

SCHEDULE E

Foreign Qualifications of Seaport Innovation LLC

(none)

Foreign Qualifications SNH CHS Properties Trust

Connecticut

Kansas

Massachusetts

Nebraska

Virginia

Foreign Qualifications of SNH Fan Pier Holding Trust

(none)

Foreign Qualifications of SNH Fan Pier Inc.

(none)

Foreign Qualifications of SNH FM Financing LLC

Arizona

Florida

Georgia

Indiana

Kansas

Kentucky

Massachusetts

New Mexico

North Carolina

Ohio

Texas

Virginia

Wisconsin

Foreign Qualifications of SNH Medical Office Properties Trust

California

Connecticut

District of Columbia
Florida

Kansas

Massachusetts

New York

Ohio

Pennsylvania

Rhode Island

South Carolina

Texas
Virginia

Washington

Wisconsin

Foreign Qualifications of SNH MEZ LLC

(none)

Foreign Qualifications of SNH Proj Lincoln TRS LLC

(none)

Foreign Qualifications of SNH SE Properties Trust

Alabama

Florida

Foreign Qualifications of SNH SE Tenant TRS, Inc.

Alabama

Arizona

California

Florida

Georgia

Illinois

Mississippi

Nevada

North Carolina

Tennessee

Texas

Virginia

Wisconsin

Foreign Qualifications of SNH Seaport LLC

Massachusetts

Foreign Qualifications of SNH TRS Inc.

South Carolina

Foreign Qualifications of SNH TRS Licensee Holdco LLC

(none)

Foreign Qualifications of SNH/LTA Properties Trust

Alabama

California

Florida

Kentucky

Mississippi

Pennsylvania

South Carolina

Tennessee

Texas

Virginia

EXHIBIT A

CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, Richard W. Siedel, Jr., being the Chief Financial Officer of Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company”), does hereby certify that:

I have supervised the compilation and reviewed the circled numbers contained in the pages attached as Schedule A included in or incorporated by reference in the Registration Statement, Prepricing Prospectus and the Prospectus. Such information has been derived from the books and records of the Company, and to the best of my knowledge and belief are accurate in all material respects as of the dates set forth in the Registration Statement, Prepricing Prospectus and the Prospectus. I make no comment as to whether the foregoing information complies with the requirements of Regulation S-K.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ____ th day of ____, 2021.

Richard W. Siedel, Jr.
Chief Financial Officer

Ex.A